Exhibit 99.2

Vivakor Announces Flagship Remediation Processing Center in Houston,
Texas to be Commercially Operational in the Third Quarter of 2026

New Joint Venture Partnership Agreement Seeks Further Expansion

Dallas, TX – GlobeNewswire – June 10, 2026 – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today is pleased to announce the execution of an agreement with Monarch R&P Management, LLC (“Monarch”), an entity affiliated with the principals of CA-2 Materials, Inc. (“CA-2”) and Red Wave Industrial, LLC (“Red Wave”), establishing Monarch Remediation & Processing I, LLC, a joint venture formed to complete commissioning and commence operations of Vivakor’s Houston-area Remediation Processing Center (“RPC”) and associated ancillary wash plant facility.

Located in Harris County, Texas, the RPC facility represents an important expansion of Vivakor’s remediation and environmental processing platform. The execution of the joint venture and associated agreements mark a significant milestone as the Company and Monarch move from project development and construction activities toward commissioning, operational readiness, and the expected commencement of commercial operations in the third quarter of 2026.

Under the joint venture, Vivakor and Monarch will work collaboratively to complete commissioning activities, prepare the facility for initial operations, and support the transition of the RPC into commercial service. The Company expects the RPC facility to complement its existing transportation, terminaling, storage, logistics, and supply and trading platform as Vivakor continues to build an integrated energy infrastructure and environmental services business.

Vivakor Chairman and Chief Executive Officer James Ballengee commented, “The execution of our agreement with Monarch represents an important step in advancing our Houston RPC facility from construction into commissioning and anticipated commercial operations. This milestone reflects continued execution against our strategy to expand Vivakor’s integrated platform while adding sustainable environmental processing capabilities that are highly complementary to our existing midstream operations.”

Ballengee continued, “We believe Monarch brings valuable operational experience and local market knowledge that can support the successful launch of the facility. Together, we are focused on completing commissioning activities, preparing the RPC for initial operations, and positioning the project for commercial activity beginning in the third quarter of 2026.”

J. Tyler Willis of Monarch added, “We believe this joint venture brings together highly complementary strengths. Vivakor contributes remediation technology, logistics capabilities, and a broader energy infrastructure platform, while Monarch brings local waste management and environmental services experience through its affiliation with CA-2 Materials and Red Wave Industrial. Together, we are focused on completing commissioning and building a reliable, compliant operation that can serve producers and industrial customers across the region.”

The Houston RPC is expected to serve as the first facility within Vivakor’s planned domestic remediation platform. The Company intends to provide additional updates as commissioning progresses and operational milestones are achieved.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil and produced water gathering, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:
P:469-480-7175
info@vivakor.com